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                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of
The Stripped ("Zero") U.S. Treasury Securities Fund, Nationwide Provident, Series A



We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement Number: 33-02455 of our opinion dated March 19, 2003, except as to footnote 6 to the financial statements as to which the date is April 28, 2003, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, N.Y.
April 28, 2003